Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$239,800
Unrealized Gain (Loss) on Market Value of Futures	(1,201,890)
Interest Income	10,176
Total Income (Loss)	$(951,914)

Expenses
Audit Fees	$8,470
K-1 Tax Expense	7,714
Investment Advisory Fee	4,127
NYMEX License Fee	201
Non-interested Directors' Fees and Expenses	102
Brokerage Commissions	22
Total Expenses	20,636
Audit Fees Waiver	(8,091)
K-1 Tax Expense Waiver	(7,061)
Net Expenses	$5,484
Net Gain (Loss)	$(957,398)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/08	$8,405,161
Net Gain (Loss)	(957,398)

Net Asset Value End of Period	$7,447,763
Net Asset Value Per Unit (100,000 Units)	$74.48

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502